                                 EXHIBIT 10.16
                                 Visteon Corporation Stock
                                 Purchase Agreement

                        STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is executed on this 30th day of June, 2000, by and between HYDROGEN BURNER TECHNOLOGY, INC., a California corporation (the "Company"), and VISTEON CORPORATION, a Delaware corporation ("Investor").

                                RECITAL

     The Company desires hereby to issue and sell to Investor, and Investor desires hereby to purchase and acquire from the Company, an aggregate of Four Hundred Thousand (400,000) shares of Common Stock of the Company for an aggregate purchase price of Two Million Dollars ($2,000,000), under the terms and provisions set forth in this Agreement.

                               AGREEMENT

     NOW, THEREFORE, in accordance with the foregoing recital, and AS CONSIDERATION FOR the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and Investor hereby agree as follows:

     1. ISSUANCE AND SALE OF COMMON STOCK. Under the terms and provisions and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue and sell to Investor, and Investor hereby agrees to purchase and acquire from the Company, an aggregate of Four Hundred Thousand (400,000) shares of Common Stock of the Company (collectively, the "Shares").

     2. PURCHASE PRICE. Investor shall purchase the Shares from the Company under this Agreement at a price per Share equal to Five Dollars ($5.00) for an aggregate purchase price of Two Million Dollars ($2,000,000.00) (the "Purchase Price"). Investor shall pay the Purchase Price by check, wire transfer or such other form of payment that the Company and Investor may agree on mutually.

     3.  CLOSING OF PURCHASE AND SALE OF THE SHARES; DELIVERIES.

     3.1 THE CLOSING. The purchase and sale of the Shares contemplated by this Agreement shall take place at a closing (the "Closing"), which shall occur concurrently with the execution and delivery of this Agreement or on such other date and at such other time as may be mutually agreed on by the Company and Investor (the "Closing Date").

     3.2  DELIVERIES.

          (a) THE COMPANY'S DELIVERIES. At the request of Investor, which Investor hereby repeats, a stock certificate shall be issued to "Visteon Corporation, a Delaware corporation." Under the terms and subject to the conditions of this Agreement, as soon as practicable after the Closing (but in no event ten (10) business days after the Closing) and after confirmation of receipt of the Purchase Price, the Company shall issue and deliver to
Investor:

               (i) a certificate evidencing Investor's ownership of the Shares against payment of the Purchase Price;

              (ii) A Voting Agreement ("Voting Agreement") by and between the Company and certain shareholders of the Company, on the one hand, and Investor, on the other hand, in the form attached to this Agreement as EXHIBIT A (the "Voting Agreement");

             (iii) a Compliance Certificate of the Company, executed by its President or other executive officer dated the date of Closing, certifying that each of the representations and warranties made by the Company (if any) in Section 4 of this Agreement and in the Voting Agreement are true and correct in all respects when made and at the Closing, and that all covenants, agreements and conditions contained in this Agreement and in the Voting Agreement to be performed or complied with by the Company at or before the Closing (if any) have been performed or complied with in all respects;

              (iv) a Secretary's Certificate attaching true and correct copies of the following documents on the date of Closing: (a) the Articles of Incorporation of the Company certified by the Secretary of State of California on a date not more than ten (10) days before the Closing; (b) a good standing certificate with respect to the Company certified by the Secretary of State of California on a date not more than ten (10) days before the Closing; (c) the Bylaws of the Company; and (d) resolutions of the Board of Directors of the Company, and, if necessary, the shareholders of the Company, authorizing the execution, delivery and performance of this Agreement and the Voting Agreement, and the transactions contemplated hereby and thereby, including the issuance and sale of the Shares to Investor, including (without limitation) the election of a nominee of Investor to the Board of Directors of the Company in accordance with the Voting Agreement, all in form and substance satisfactory to Investor;

               (v) copies of all necessary governmental and third party consents to the transactions described in this Agreement and the Voting Agreement, certified by the President or other executive officer dated the date of the Closing, in form and substance satisfactory to Investor; and

              (vi) copies of all documents and agreements executed (if any) with Sofinov Societe financiere d'innovation Inc. ("Sofinov"), Gaz de France ("GDF") and any other investor that is investing in the same round of financing with Investor.

          (b) INVESTOR'S DELIVERIES. Under the terms and subject to the conditions of this Agreement, at the Closing, Investor shall deliver to the Company an amount equal to the Purchase Price by wire transfer (in immediately available funds) to an account designated by the Company. Under the terms and subject to the conditions of this Agreement, as soon as practicable after the Closing, Investor shall deliver to the Company the Voting Agreement in the form attached hereto.

     3.3 OTHER CLOSING CONDITIONS OF INVESTOR. The obligations of Investor under this Agreement and the Voting Agreement shall further be subject to the following conditions precedent:

                (a) LEGAL INVESTMENT. At the Closing, the purchase of Shares by Investor shall be legally permitted by all laws and regulations to which Investor and the Company are subject.

                (b) PROCEEDINGS AND DOCUMENTS. At the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and the Voting Agreement (as specifically contemplated herein and therein), and all documents and instruments incident to such transactions that the Company is required to deliver to Investor under this Agreement or the Voting Agreement, shall be satisfactory in form and substance to Investor, and Investor shall have received at the times specified herein all such documents.

                (c) QUALIFICATIONS. Effective as of the Closing, all authorizations, approvals or permits of, or filings with, any governmental authority, including state securities or "Blue Sky" offices, that are required by law in connection with the lawful sale and issuance of the Shares shall have been duly obtained by the Company, other than the filing of a Notice of Sale of Securities on Form D, which may be filed within fifteen
(15) days after Closing.

                (d) MATERIAL ADVERSE CHANGE. In Investor's reasonable opinion, no change, occurrence, condition or development occurring after the date hereof that has materially and adversely affected, or is likely to materially and adversely affect, the Company's and its Subsidiaries' (defined below) business, prospects, operations or condition (financial or otherwise), taken as a whole, or the Company's ability to perform its obligations under this Agreement or the Voting Agreement (a "Material Adverse Change") shall have occurred with regard to the Company before the Closing.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO INVESTOR. Except as set forth on a Schedule of Exceptions furnished to Investor and attached hereto as EXHIBIT B, the Company hereby represents and warrants to Investor all of the following.

           4.1 CORPORATE ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

           4.2 CORPORATE POWER; CORPORATE AUTHORITY. The Company has all requisite corporate power to enter into this Agreement and the Voting Agreement and to perform all obligations of the Company under this Agreement and the Voting Agreement. The execution and delivery of this Agreement and the performance of all obligations of the Company under this Agreement and the Voting Agreement have been duly authorized by all necessary corporate action on the part of the Company.

           4.3 VALID ISSUANCE OF THE SHARES. The Shares, when issued, sold and delivered in accordance with the terms and provisions of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully-paid and nonassessable.

           4.4 ENFORCEABILITY. This Agreement and the Voting Agreement is a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as such terms may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           4.5 NO CONFLICT, BREACH OR DEFAULT. The consummation by the Company of the transactions contemplated by this Agreement and the Voting Agreement, including the execution and delivery of this Agreement and the Voting Agreement, will not conflict with or result in a breach of any of the terms of its Articles of Incorporation or Bylaws, or result in a material breach of any agreement or instrument to which the Company or any of its assets is bound, or violate the provisions of any law, rule or regulation binding on the Company or any of its assets.

           4.6 SUBSIDIARIES. The Company has no Subsidiaries (defined as any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power or the right to elect a majority of the board of directors or similar governing body are, at the times as of which any determination is being made, owned or controlled by the Company or one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company).

           4.7 CAPITALIZATION. After giving effect to the Closing, the Company's authorized capital stock will consist of Thirty Million (30,000,000) shares of Common Stock. Through the date of the Closing, there shall be no declared but unpaid dividends or undeclared dividend arrearages on any share of capital stock of the Company. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, the only shares of capital stock issued and outstanding, reserved for issuance or committed to be issued are as described on the Capitalization Table attached hereto as EXHIBIT C. At the Closing, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock, other than those described above or issued, reserved or committed to be issued under this Agreement or as described on the Capitalization Table.

           4.8  FINANCIAL STATEMENTS. The Company has furnished to Investor
(a) an audited balance sheet of the Company for the fiscal year ended December 31, 1999 (the "Balance Sheet"), together with audited statements of operations and cash flows for the fiscal year than ended (collectively, including the Balance Sheet, the "Financial Statements"), and (b) the unaudited balance sheet of the Company for the four months ended April 30, 2000, together with the unaudited statements of income and cash flows for the four months then ended (the "Interim Balance Sheet" and "Interim Financial Statements," respectively). True and correct copies of the Financial Statements and the Interim Financial Statements are attached hereto as EXHIBIT D to this Agreement. The Financial Statements and Interim Financial Statements are complete and accurate in all material respects and fairly and accurately present the financial position of the Company at December 31, 1999, and April 30, 2000, respectively, and the results of its operations for such periods. The Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a basis consistent throughout the periods indicated and consistent with each other.

           4.9 ABSENCE OF UNDISCLOSED LIABILITIES. Through the date of the Closing, the Company will not have any material debt, liability or obligation of any nature arising out of transactions or events entered into or occurring, or conditions existing on or before the Closing, except (a) as and to the extent reflected and accrued for or reserved against in the Balance Sheet, (b) for liabilities specifically disclosed on Schedule 4.9, and (c) for liabilities and obligations arising after December 31, 1999, in the ordinary course of business consistent with past customs and practice, which are not reasonably expected to exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

          4.10 ABSENCE OF CERTAIN CHANGES. Except for this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, and as set forth on Section 4.10 of the Schedule of Exceptions attached hereto, since December 31, 1999, there has not been (a) a Material Adverse Change involving the Company, (b) any dividend or other distribution, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by the Company of, any share of its capital stock, (c) any indebtedness incurred by the Company out of the ordinary course of business,
(d) any sale, transfer, lease, mortgage or pledge of, grant of security interest in or other lien against any of the Company's assets or cancellation of any claim or, of indebtedness or obligation owing to, the Company except in the ordinary course of business, (e) any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of the Company, (f) any change in the accounting principles, methods or practices followed by the Company or depreciation or amortization policies or rates theretofore adopted, or (g) any commitment made or action taken by the Company, its directors or officers or its stockholder to authorize any of the actions contemplated by clauses (a)-(f) above.

          4.11 ARRANGEMENTS WITH OFFICERS, DIRECTORS AND OTHERS. Except for this Agreement, the Voting Agreement and the transactions anticipated hereby and thereby, and as set forth on Section 4.11 of the Schedule of Exceptions attached hereto, there are no material existing contracts or arrangements or proposed transactions between the Company and officer, director or affiliate (defined as any person directly or indirectly controlling, controlled by, or under common control with, the Company, with "control" meaning the direct or indirect ownership interest of ten percent (10%) or more of the Company or power to vote ten percent (10%) or more of the voting stock of the Company, or otherwise to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting stock or other ownership interest, by contract or otherwise) of the Company.

          4.12 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, or has any such action, suit, proceeding or investigation been pending during the last two (2) years. No such action, suit, proceeding or investigation reasonably could be expected to, alone or in the aggregate, have a material adverse effect on the business, assets, prospects, operations, employee relations, rights or condition, financial or otherwise, of the Company or the Company's ability to carry out the transactions contemplated by this Agreement or the voting Agreement. The Company is not operating under or subject to, nor in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic, and the Company has not been charged or threatened with a charge of violation, or under investigation with respect to possible violation, of any provision of any federal, state or local law or administrative ruling or regulation relating to them or their business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise.

          4.13 CONSENTS. Assuming the accuracy of Investor's representations and warranties contained herein, all consents, approvals, qualifications, orders or authorizations of, or filings with, any third party or any governmental authority, including state securities or "Blue Sky" laws, required in connection with the Company's valid execution, delivery or performance of this Agreement and the Voting Agreement, the offer, sale and issuance of the Shares, and the consummation of any other transaction contemplated on the part of the Company herein have been obtained or made or will be made within fifteen (15) days following Closing.

          4.14 PROPRIETARY RIGHTS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the Company's business as currently conducted and as proposed to be conducted (collectively, "Proprietary Rights"), to the best of the Company's knowledge, without any conflict with or infringement of the rights of others. There are on outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communication alleging that the Company has violated or, by conducting the Company's business as proposed, would violate any of the patents, trademarks, servicemarks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, and the Company has no knowledge of any reasonable basis for any such claim that has not been asserted. The Company is not aware that any of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

          4.15 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. The Company is not in violation of any term of its Articles of Incorporation or Bylaws or any of the material provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject and a violation of which could have a material adverse effect on the Company. The Company has all franchises, permits, licenses and approvals, necessary to conduct its business as presently conducted. The Company has no knowledge of or reason to expect any change to any law, statute, rule or regulation that could adversely affect the ability of the Company to conduct its business as presently conducted.

          4.16 AGREEMENT BETWEEN STOCKHOLDERS. Other than the Voting Agreement and as set forth on Section 4.16 of the Schedule of Exceptions attached hereto, and except as referenced elsewhere in this Agreement, no agreement exists between any of the stockholders of the Company or between any of the stockholders and the Company related to the Company or its capital stock or other securities.

          4.17 REGISTRATION RIGHTS. The Company is not under any obligation to register under the Securities Act of 1933 or any applicable state securities laws any of its currently outstanding securities or any of its securities that may hereafter be issued.

          4.18 FEES AND COMMISSIONS. The Company has retained no finder, broker, agent, financial advisor or other intermediary (collectively "Intermediary") in connection with the transactions contemplated by this Agreement and the Company agrees to indemnify and hold harmless

Investor from liability for any compensation to any Intermediary retained by the Company and the fees and expenses of defending against such liability or alleged liability.

           4.19 DISCLOSURE. No representation, warranty or statement by the Company in this Agreement, or in any exhibit, schedule, instrument or certificate furnished to Investor under this Agreement, when read as a whole, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements made in this Agreement, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company that could reasonably be expected to have a material adverse effect on the Company that has not been disclosed to Investor.

     5. REPRESENTATIONS AND WARRANTIES OF INVESTOR TO THE COMPANY. Investor hereby represents and warrants to the Company all of the following:

           5.1 CORPORATE POWER; CORPORATE AUTHORITY. Investor has all requisite corporate power to enter into this Agreement and the Voting
Agreement and to perform all obligations of Investor under this Agreement and the Voting Agreement. The execution and delivery of this Agreement and the performance of all obligations of Investor under this Agreement and the Voting agreement have been duly authorized by all necessary corporate action on the part of Investor.

           5.2 ENFORCEABILITY. This Agreement and the Voting Agreement each is a valid and binding obligation of Investor, enforceable in accordance with its terms, except as such terms may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           5.3 NO CONFLICT, BREACH OR DEFAULT. The consummation by Investor of the transactions contemplated by this Agreement and the Voting Agreement, including the execution and delivery of this Agreement and the Voting Agreement, will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which Investor is bound or constitute a default thereunder.

     6. SECURITIES LAWS. Investor hereby acknowledges, represents and warrants to the Company, and hereby covenants and agrees to, all of the following:

           6.1 INVESTMENT INTENT: PURCHASE FOR INVESTOR'S ACCOUNT. Investor is purchasing the Shares solely for Investor's own account for investment and not with a view to or for sale in connection with any distribution of the Shares, or any portion thereof, and not with any present intention of selling, offering to sell, granting any participation in or otherwise disposing of or distributing the Shares, or any portion thereof, in any transaction other than a transaction exempt from the registration requirements of the Securities Act (defined below). By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any entity to sell, transfer or grant any participation to such entity or to any third party, with respect to any of the Shares. The entire legal and beneficial interest in the Shares is being purchased by Investor and shall be held only for Investor's account and neither in whole nor in part for any other entity.

           6.2 NO REGISTRATION OR QUALIFICATION. Investor understands and acknowledges to have been advised by the Company that the Shares will be issued by the Company without registration under the Securities Act of 1933, s amended (the "Securities Act"), and without qualification or registration under applicable state securities laws (the "Blue Sky Laws") pursuant to exemptions from the registration and/or qualification requirements contained in the Securities Act and in the Blue Sky Laws. Investor understands that the Shares must be held indefinitely by Investor unless (a) the Shares subsequently are registered or qualified under the Securities Act and under the Blue Sky Laws or (b) one or more exemptions from the registration or qualification requirements under the Securities Act and under the Blue Sky Laws are available in connection with any proposed transfer of the Shares by Investor. Unless the Company grants registration rights to Investor under the terms of this Agreement, Investor understands and acknowledges to have been advised by the Company that the Company has no obligation as any time to register or qualify any of the Shares under the Securities Act and/or any Blue Sky Law.

           6.3 RESTRICTION ON TRANSFER: LIMITATIONS ON DISPOSITION. Without in any way limiting investor's representations and warranties set forth in this Agreement, Investor covenants and agrees that Investor shall not sell or otherwise transfer all or any portion of the Shares, or any interest in all or any portion of the Shares, without registration or qualification under the Securities Act and the Blue Sky Laws or pursuant to an exemption from such registration or qualification requirements with respect to the proposed transfer and provides to the Company an opinion of legal counsel satisfactory to the Company that the proposed transfer may be made without violation of the Securities Act and the Blue Sky Laws and will not adversely affect the exemptions relied on by the Company in connection with the original issuance and sale to Investor of the Shares. Without in any way limiting the representations set forth above, Investor further agrees that Investor shall in no event make any disposition of all or any portion of the Shares unless and until:

                (a) (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such Registration Statement; (ii) the resale provisions of Rule 144 are available and the proposed disposition would comply with the requirements of Rule 144 in the opinion of legal counsel satisfactory to the Company; or (iii)(A) Investor shall have notified the Company of the circumstances surrounding the proposed disposition; (B) Investor shall have furnished the Company with an opinion of Investor's counsel to the effect that such disposition will not require registration of any of such Shares under the Securities ct, (C) the proposed disposition would comply with all applicable requirements of Rule 144, and (D) counsel for the Company shall have concurred with such opinion of Investor's counsel, and the Company shall have advised Investor of such concurrence; and

                (b) Investor shall have complied with the terms of the Rights of First Refusal set forth in Section 7 of this Agreement, and each transferee of the Shares agrees in writing to be bound by all terms of this Agreement, including, without limitation, the "lock-up" provisions set forth in Section 8 of this Agreement.

           6.4 NO PUBLIC MARKET. Investor understands and acknowledges that no public market for the Shares exist, that such a public market may never exist and that Investor may never be able to sell or dispose of the Shares even if such a public market develops, meaning that Investor may have to bear the risk of Investor's investment in the Shares for substantial period of time or forever.

           6.5  INVESTOR SOPHISTICATION: "ACCREDITED INVESTOR" STATUS:
ACKNOWLEDGMENT OF RECEIPT OF NECESSARY INFORMATION. Investor is an experienced and sophisticated investor and is able to fend for Investor with respect to investor's purchase of the Shares. In particular, Investor is experienced in making investments in he unregistered and restricted securities of development stage and emerging growth companies such as the Company. Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Company represented by the Shares and, by reason of investor's financial business experience and its pre-existing and ongoing business relationship with the Company and its management, investor has the capacity to protect Investor's interests in connection with the Shares. INVESTOR IS AN "ACCREDITED INVESTOR" as defined in Rule (501)(a) of the REGULATION D UNDER THE SECURITIES ACT. All statements and representations made in the "Accredited Investor" Questionnaire attached to provide such additional information as reasonably may be required by the Company for compliance with the securities laws of the state in which Investor is located.

           6.6 INFORMATION CONCERNING THE COMPANY. Without limiting the terms of the investment representations set forth herein, Investor represents that Investor:

                (a) has had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding matters relevant to the Company and an investment therein (e.g., as represented by the Shares), including, without limitation, (1) the terms and conditions of the Shares, (2) the Company's intended business plan, (3) the Company's capitalization and charter documents, (4) the status and nature of the Company's assets, (5) the status and nature of the Company's liabilities (including amounts and other obligations owed to third parties),
(6) the Company's current third party arrangements, (7) the early
-stage, developing and/or emerging nature of the Company's business, (8) the business prospects and financial affairs of the Company, (9) the competitive environment that the Company and its proposed products and services face and (10) the Company's imminent need for substantial amounts of additional financing:

                (b) has further had the opportunity to obtain any and all information that Investor deemed or deems necessary to evaluation the company and Investor's acquisition of the Shares, as well as to verify the accuracy of the information provided to Investor;

                (c) received and has reviewed the Diligence Materials (defined below): and

                (d) has otherwise received all such information Investor deems necessary and appropriate to evaluate the financial risks inherent in, and the merits of, an investment in the Shares.

           6.7 SPECULATIVE INVESTMENT. Investor represents and warrants that the nature and amount of the Shares being purchased by Investor are consistent with Investor's investment objectives, abilities and resources. INVESTOR RECOGNIZES THAT THE SHARES ARE A SPECULATIVE INVESTMENT INVOLVING A HIGH DEGREE OR RISK OF LOSS BY INVESTOR AND THAT INVESTOR COULD LOSE THE ENTIRE AMOUNT OF INVESTOR'S INVESTMENT IN THE SHARES. INVESTOR IS ABLE TO BEAR THE ECONOMIC RISK OF

INVESTOR'S INVESTMENT IN THE SHARES AND AT THE PRESENT TIME CAN AFFORD A COMPLETE LOSS OF THAT INVESTMENT.

           6.8 "RESTRICTED SECURITIES"; UNAVAILABILITY OF RULE 144. Investor understands and acknowledges that the Shares constitute "restricted securities" for the purposes of Rule 144 promulgated under the Securities Act. Investor understands and acknowledges that the Shares may not be sold by investor pursuant to Rule 144 unless certain conditions have been satisfied. Investor understands and acknowledges that among the conditions for the application of Rule 144 is the availability of current information to the public about the Company, and Investor understands and acknowledges that the Company has not made such information available to the public, has not plans to do so and has no obligation to do so. Investor understands and acknowledges that Rule 144 under the Securities Act does not presently apply and may never apply to the Company's securities because the company does not now, and may never, file reports required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has not made, and may never make, available to the public the information required by the Securities Act to be made available to the public in order to Rule 144 to apply. Investor understands and acknowledges that, if Rule 144 were available, sales of the Company's securities made in reliance thereon could be made only in certain limited amounts, after the expiration of certain holding periods and only if specified current information about the Company and the Company's securities is available to the public, all in accordance with the terms and ins satisfaction of the conditions of Rule 144. Investor understands and acknowledges that, in the case of unregistered Company's securities to which Rule 144 is not applicable, non[ub]-issuer transactions involving such securities must comply with some other exemption from the registration requirements of the Securities Act.

           6.9 NO VIEW TO SALE OR DISTRIBUTION: NO ADVERTISING OR GENERAL SOLICITATION. Investor represents and warrants to the Company all of the following:[nk]

                (a) that the Shares are being acquired by Investor for private investment purposes only and solely for Investor's own account, in Investor's own name, and not with a view to or for sale in connection with any distribution of the Shares to others.

                (b) that Investor has no present intention to distribute, sell or otherside disposal of Shares;

                (c) that the sale of the Shares to Investor was not accomplished by the publication of any written or printed conversation, any pre-recorded telephone communication or any communication spoken on radio, television and similar communication media; and

                (d) that Investor has no been or received any advertisement or general solicitation with respect to the sale of Company securities of any kind, including, without limitation the Shares.

           6.10 LEGENDS. Investor acknowledges that each stock certificate issued by the Company evidencing the Shares have been placed thereon the following legends:

                 (a) a legend containing the following or substantially similar language:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                (b) a legend containing the following or substantially similar language:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE STOCK PURCHASE AGREEMENT DATED JUNE 30, 2000, BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

                (c) a legend containing the following or substantially similar language:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180-DAY MARKET STANDOFF PROVISION AS SET FORTH IN THE STOCK PURCHASE
     AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES,
     A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH MARKET STANDOFF PROVISION IS BINDING ON TRANSFEREES OF THESE SHARES.

                (d) any legend required to be placed thereon by applicable state securities law authorities; and

                (e) any legend required to be placed thereon by any Stockholders' Agreement or Buy-Sell Agreement to which Investor becomes a party.

           6.11 RELIANCE ON INVESTOR REPRESENTATIONS, WARRANTIES, ETC. Investor understands and acknowledges that the Shares will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the Company's reliance on such exemption (or exemptions) is predicated on Investor's representations that are set forth in this Agreement and the "Accredited Investor" Questionnaire. Investor understands that the basis for such exemption may not be present if, notwithstanding such representations, Investor intends to acquire any of the Shares for a fixed or determinable time in the future, or for a market rise, or for sale if the market does not rise. Investor has not such intention and intends to acquire the Shares for the purposes of investment, as set forth under Section 6.1 of this Agreement.

           6.12 COMPANY RIGHTS. The Company shall not be required (a) to transfer on the Company's books any of the Shares that are or have been sold or transferred in violation of any of the terms or provisions set forth in this Agreement or (b) to treat as owner of such Shares, or to accord voting rights associated with the ownership of such Shares or to pay dividends to, any transferee to whom such Shares have been so transferred.

           6.13 RELIANCE ON OWN INVESTIGATION. Investor has performed a thorough independent due diligence review of the Company, its business enterprise and operations. In connection with its due diligence review of the Company, Investor received and has reviewed documents and information relating to the Company's operations, facilities, finances, management, employees and other aspects of the Company's business enterprise, including (without limitation) the documents and information generally described on the List of Diligence Materials attached to this Agreement as EXHIBIT F (the "Diligence Materials") on behalf of the Company. The Diligence Materials were contained in twenty-one (21) individual binders and furnished to Investor at Investor's request. Notwithstanding anything contained in this Agreement to the contrary and notwithstanding the representations set forth under Section
6.6 of this Agreement, in purchasing the Shares and the Warrant Securities under this Agreement, Investor is relying entirely on its own investigation and review of the Company and its business and has not based any investment decision on statements from the Company or any of its officers, directors, employees, agents or other representatives except as set forth in the representations and warranties in this Agreement and the Voting Agreement (if any).

     7.    RIGHTS OF FIRST REFUSAL.

           7.1 GENERAL. Before any of the Shares held by Investor or any permitted transferee of Investor (either being sometimes referred to in this Agreement as the "Selling Shareholder") may be sold or otherwise transferred, the Company or its assignee(s) shall have rights of first refusal to purchase the Shares under the terms and conditions set forth in this Section 7 (the "Rights of First Refusal").

           7.2 NOTICE OF PROPOSED TRANSFER. The Selling Shareholder of the Shares shall deliver to the Company a written notice (the "Notice") stating:
(a) the Selling Shareholder's BONA FIDE intention to sell or otherwise transfer such Shares (the "Offered Shares"); (b) the name of each proposed purchaser or other transferee (the "Proposed Transferee"); (c) the number of Offered Shares to be transferred to each Proposed Transferee; and (d) the BONA FIDE cash price or other consideration for which the Selling Shareholder proposes to transfer the Offered Shares (the "Offered Price"), and the Selling Shareholder shall offer the Offered Shares at the Offered Price to the Company or its assignee(s).

           7.3 EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within fifteen
(15) days after receipt of the Notice, the Company or its assignee(s) may, by giving written notice to the Selling Shareholder, elect to purchase all (but not less than all) of the Offered Shares, for the purchase price determined in accordance with Section 7.4 below.

           7.4 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Offered Shares purchased by the Company or its assignee(s) under this
Section 7.4 shall be the Offered Price.

If the Offered Price includes consideration other than cash, then the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

           7.5 PAYMENT. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Selling Shareholder to the Company (or, in the case of purchase by an assignee, to the assignee), or by any combination thereof within twenty (20) days after receipt of the Notice or in the manner and at the times set forth in the Notice. The sale shall constitute a representation and warranty by the Selling Shareholder that the Shares being sold are free and clear of all liens, claims and encumbrances, and the Selling Shareholder shall not be required to make any further representations and warranties.

           7.6 SELLING SHAREHOLDER'S RIGHT TO TRANSFER. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company or its assignee(s) as provided in this Section 7, then none of the Offered Shares shall be purchased under this
Section 7, and the Selling Shareholder may sell or otherwise transfer the Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer (a) is consummated within ninety (90) days after the date of the Notice, (b) is in accordance with all of the terms of this Agreement and all other agreements between the Selling Shareholder and the Company and (c) is effected in accordance with all applicable securities laws, and the Proposed Transferee agrees in writing that the provisions of this Agreement shall continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such period, then a new Notice shall be given to the Company, and the Company or its assignees again shall be offered the Rights of First Refusal before any of the Offered Shares held by the Selling Shareholder may be sold or otherwise transferred.

           7.7 TERMINATION OF RIGHTS OF FIRST REFUSAL. The Rights of First Refusal under this Section 7 shall not apply to and shall terminate immediately before the closing of any initial public offering of the Company's Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act and shall be reinstated if such closing does not occur.

     8. MARKET STANDOFF AGREEMENT. Investor hereby agrees, if so requested of Investor and each other holder of more than ten percent (10%) of the outstanding stock of the Company, by the Company or the managing underwriters in a public offering of the Company's capital stock, that, without the prior written consent of the Company or such managing underwriters, Investor shall not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, reduce Investor's market risk with respect to or make a distribution of any capital stock of the Company held by or on behalf of Investor or beneficially owned by Investor in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to any initial public offering by the Company.

     9. CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF

THE CONSIDERATION FOR SUCH SECURITIES BEFORE SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     10. COVENANTS OF THE COMPANY TO INVESTOR. The Company hereby covenants for the benefit of all Purchaser as follows:

          10.1 OTHER INFORMATION. Until the date of the initial underwritten public offering by the Company, the Company will deliver to Investor such additional information as the Company is required to deliver to Sofinov of GDF.

          10.2 ACCOUNTING. The Company will maintain and will cause each of its Subsidiaries (if any) to maintain accounting system(s) and controls adequate to comply with the financial reporting requirements set forth herein.

          10.3 INSURANCE. The Company agrees to maintain or cause to be maintained with financially sound and reputable insurers rated A or above by A.M. Best, insurance with respect to its assets and business and the assets and business of its Subsidiaries against loss or damage of the kinds customarily insured against by similarly situated corporations of established reputation engaged in the same or similar businesses, in adequate amounts, and at the request of Investors shall furnish Investors with evidence of the same. The Company shall furnish to Purchasers complete, certified copies of all policies and endorsements required by this section. At the option of Purchasers, certificates of insurance signed by persons authorized by that insurer will be acceptable in lieu of certified copies of the policies. Should any of the policies be cancelled or non-renewed, Company shall give thirty (30) days written notice to Purchasers. Any directors and officers insurance purchased under this Section 10.3 will continue to be maintained for a period of seven (7) years following the date that such Purchaser ceases to elect a director.

          10.4 PAYMENT OF TAXES. The Company agrees to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its assets or those of its Subsidiaries (if any) or in respect of its or their respective franchises, businesses, income or profits, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien, upon any material asset of the Company or any of its Subsidiaries before the same become delinquent, except that (unless and until foreclosure, sale or other similar proceedings shall have been commenced) no such taxes, assessments or charges need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by sound accounting practice consistent with GAAP shall have been made therefor, and
(b) such contest does not have a material adverse effect on the financial condition of the Company.

          10.5 COMPLIANCE WITH LAWS. The Company agrees to use its best efforts to comply, and shall use its best efforts to cause each of the Company's Subsidiaries (if any) to comply in all material respects with all laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective assets, and with all contracts, and agreements to which it is a party or shall become a party. Neither the Company nor anyone acting on its behalf will take any action hereafter that would cause (i) the issuance of securities except in accordance with all applicable securities laws or (ii) the loss of any exemption form the registration requirements of the Securities Act with regard to any sales of securities.

                  10.6 PRESERVATION OF CORPORATE EXISTENCE AND PROPERTY; OPERATIONS. The Company agrees to preserve, protect, and maintain, and cause each of its Subsidiaries (if any) to preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges, and properties the failure of which to preserve, protect, and maintain could create a Material Adverse Change with regard to the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries will comply with all material agreements and contracts, including, without limitation, all leases and loan agreements.

                  10.7 USE OF PROCEEDS. The Company will use the proceeds from the sale of Shares hereunder exclusively for working capital and general corporate purposes.

                  10.8 CONVERSION TO PREFERRED STOCK. Subject to the conditions hereof, if the Company (i) issues or authorizes the issuance of any share of preferred stock in connection with the proposed "rollup" or merger of its Subsidiaries with the Company, or (ii) issues or authorizes the issuance of any share of preferred stock to Investor, Investor may by written notice cause the Company to convert all (but not less than all) of the Shares on a one-for-one basis to shares of any Company to convert all (but not less than all) of the Shares on a one-for-one basis to shares of any one of the above-described series or classes of preferred stock, on the same terms and conditions applicable to such preferred stock; PROVIDED, HOWEVER, that Investor's rights under this
Section 10.8 (including, without limitation, the right to convert the Shares into shares of the Company's preferred stock) shall expire no later than the earlier of the following two events: (i) twelve (12) months after the first issuance or authorization for issuance of any such series or class of preferred stock (unless the parties agree to different terms in writing), or (ii) the date on which the Company files a registration statement under the Securities Act relating to the initial public offering of the Company's Common Stock.

                  10.9 REGISTRATION RIGHTS. If the Company grants registration rights or other investor rights to any other person, it shall be a condition precedent to granting any such rights that the Company grant the same rights to Investor, on terms and subject to written agreements in form and substance satisfactory to Investor.

                  10.10 RIGHT OF FIRST OFFER. To the extent that, at any time after the date of this Agreement, the Company grants to any shareholder of the Company with a right of first offer to purchase up to such shareholder's PRO RATA share or proportional percentage of any equity securities of the Company, Investor shall be entitled to the same right of first offer (subject to the same terms and conditions) as that granted to such shareholder.

                  10.11 INDEMNIFICATION. Each of the parties hereto (in each case, the "Indemnifying Party") agrees to indemnify, pay and hold the other party, and the other party's shareholders, members, officers, directors, employees, representatives and agents and their respective Affiliates (collectively called the "Indemnitees"), harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitees shall be designated a party thereto), which may be imposed on or incurred by, such Indemnitee, as a result of the violation or breach of any representative, warranty or covenant of the Indemnifying Party under this Agreement or the Voting Agreement (a "Claim"). If any indemnity provided for in the preceding sentence is not available solely because it is found to be contrary to public policy or otherwise unlawful, then the Indemnifying Party and the Indemnities shall contribute to the amount payable in such proportion as is appropriate to reflect the relative faults and benefits and any other relevant equitable considerations. If any Claim or alleged Claim shall be brought against any Indemnitee in respect of which such Indemnitee may be indemnified under this Section 10.11 by the Company, such Indemnitee shall promptly notify the Indemnifying Party in writing. The Indemnifying Party at its option may assume the defense of any action in respect of which it has acknowledged its obligation to indemnify such Indemnitee under this Section 10.11. If the Indemnifying Party assumes the defense of any action, such Indemnitee shall not be liable for any settlement thereof without its consent (but such consent will not be unreasonably withheld). If the Indemnifying Party assumes the defense of any such action, such Indemnitee shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnitee unless in the reasonable opinion of such Indemnitee there may be an actual conflict between the positions of the Indemnifying Party and of such Indemnitee in conducting the defense of such action or that there may be legal defenses available to such Indemnitee different from or in addition to those which counsel to the Indemnifying Party would be entitled to raise, in which event the fees and expenses of such counsel shall be paid by the Indemnifying Party.

         11.  MISCELLANEOUS.

                  11.1 NOTICES. Any notice or other communication required or permitted under this Agreement shall be given in writing and shall be sent by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth below or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

         If to the Company:         HYDROGEN BURNER TECHNOLOGY, INC.
                                    Attn: President
                                    3925 E. Vernon Street
                                    Long Beach, CA 90815-1727

         If to Investor:            VISTEON CORPORATION
                                    Attn: Wade E. Johnson
                                    5500 Auto Club Drive
                                    Dearborn, MI 48126

                  11.2 GOVERNING LAW. The validity, construction, interpretation and enforceability of this Agreement shall determined and governed by the laws of the State of California. Notwithstanding the foregoing, if any law or set of laws in the State of California requires or otherwise dictates that the laws of another state or jurisdiction must be applied in any proceeding involving this Agreement, then such California law or set of laws shall be superseded by this subsection, and the remaining laws of the State of California nonetheless shall be applied in such proceeding.

         11.3 CHOICE OF FORUM. Any judicial proceeding brought by any party hereto as a result of a dispute or controversy arising out of or related to this Agreement shall be commenced in courts located within Los Angeles County, California. All parties hereto agree to submit to the jurisdiction of the federal and state courts located within such county in the event of such a dispute or controversy.

         11.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement shall not be discharged or dissolved upon the Closing but shall survive and remain in full force and effect after the Closing.

         11.5 SEVERABILITY. If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, then such sentence, paragraph, clause or combination shall be unenforceable in the jurisdiction where it is so held invalid, and the remainder of this Agreement shall remain binding on the parties hereto in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of the same in this Agreement otherwise shall be unaffected and shall remain enforceable in all other jurisdictions.

         11.6 NO WAIVER. The failure of any party hereto at any time to require performance by the other party hereto of any term or provision of this Agreement shall not affect the right of such party to require performance of that term or provision, and any waiver by any party hereto of any breach of any term or provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such term or provision, a waiver of the term or provision itself or a waiver of any right under this Agreement.

         11.7 WRITTEN AMENDMENTS. This Agreement may not be modified, amended, altered or changed in any respect whatsoever except by further agreement in writing, duly executed by all parties hereto. No oral statements or representations made after the date of this Agreement by either party hereto are binding on such party, and neither party hereto shall have the right to rely on such oral statements or representations.

         11.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations of either party hereto arising under this Agreement may be assigned by either party hereto without the prior written consent of the other party hereto. Notwithstanding the foregoing, Investor may assign its rights and obligations under this Agreement to its affiliates and any successor to substantially all of its business, by merger, asset sale or otherwise, unless such assignment would be in violation of applicable laws (including, without limitation, federal and state securities laws).

         11.9 SUCCESSORS. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors, subcontractors, personal representatives and permitted assigns.

         11.10 HEADINGS AND CAPTIONS. The headings and captions appearing at the beginning of each Section and subsection of this Agreement are included herein for the convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any term or provision of this Agreement or its interpretation. This Agreement shall be enforced and construed as if no headings or captions appeared herein.

         11.11 ATTORNEYS' FEES. If a dispute with respect to this Agreement, then the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses. Incurred in ascertaining such party's rights and in preparing to enforce and in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

         11.12 ENTIRE AGREEMENT. This Agreement and the Voting Agreement constitute and shall be deemed to contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements or representations with respect to the subject matter hereof that are not expressly set forth herein.

         11.13 COUNTERPART EXECUTION. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

         11.14 FACSIMILE TRANSMISSION. The facsimile transmission by one party hereto of a signed copy of the signature page of this Agreement to the other party hereto or such party's agent, followed by a facsimile transmission of an acknowledgement of receipt thereof, shall constitute the delivery of this Agreement. Each party hereto agrees to confirm such delivery by mailing or personally delivering to the other party hereto or such party's agent an executed original of this Agreement in its entirety.

         IN WITNESS WHEREOF, the Company and Investor have executed this Agreement to be effective as of the date first written above.


The "Company":                              "Investor":

HYDROGEN BURNER TECHNOLOGY,                 VISTEON CORPORATION, a Delaware
INC., a California corporation              corporation

By: /s/ David Moard  6/30/00                By: /s/ Wade E. Johnson
    ---------------------------                 ---------------------------
    David Moard                                 Wade E. Johnson
    President                              Its: Manager, Bus. Development